EXHIBIT 23.2



                          Independent Auditors' Consent

The Board of Directors
24/7 Media, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 (Post-Effective Amendment No.1 to Form S-4 (No. 333-35306)) of 24/7 Media, Inc. of our report dated March 8, 2000, relating to the consolidated balance sheets of 24/7 Media, Inc. and subsidiaries, as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999.

                                                /s/ KPMG LLP
                                                KPMG LLP


New York, New York
June 23, 2000